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                                                                   EXHIBIT 23.9

                      CONSENT OF MCGLADREY & PULLEN, LLP

                        CONSENT OF INDEPENDENT AUDITOR

  We consent to the incorporation by reference in this Registration Statement of AccuStaff Incorporated on Form S-4 (Reg. No. 333-12207) and related Prospectus of our report dated November 29, 1995 (relating to the financial statements of Computer Professionals, Inc.), included in the Current Report on Form 8-K/A of AccuStaff Incorporated dated October 31, 1995. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ McGladrey & Pullen, LLP

Charlotte, North Carolina

October 4, 1996